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                                                                  Exhibit 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          COAST DENTAL SERVICES, INC.


         Coast Dental Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         I. The name of the Corporation is Coast Dental Services, Inc. and the Corporation was originally incorporated under the same name, and the original Certificate of Incorporation, a Restated Certificate of Incorporation (First), and a Restated Certificate of Incorporation (Second) of the Corporation were filed with the Secretary of State of the State of Delaware on September 12, 1995, October 1, 1996, and October 18, 1996, respectively.

         II. Pursuant to Section 242 and 245 of the General Corporation Laws of the State of Delaware ("GCL"), this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the October 18, 1996 Restated Certificate of Incorporation of the Corporation, and has been consented to in writing by the Board of Directors and the stockholders of the Corporation. This Restated Certificate of Incorporation is amended primarily to provide for an increase in the number of authorized shares of common stock and its par value without any affect on the outstanding shares except for par value.

         III. The text of the October 18, 1996 Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                1. NAME. The name of the Corporation is COAST DENTAL SERVICES, INC.

                2. ADDRESS AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

                 4. AUTHORIZED SHARES. The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue is 52,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) 2,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of Capital Stock of the Corporation are as follows:

                          A. COMMON STOCK. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by him of record. Subject to the prior





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         rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                          B.      PREFERRED STOCK.          Subject to the
         terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

                               (1)         the designation of such class or
                 series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

                               (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                               (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                               (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                               (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                               (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;





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                               (7)         whether the shares of such class or
                 series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                               (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                               (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                              (10)         the ranking (be it pari passu,
                 junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                              (11) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.'"

                5. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator is Terek Diasti, 25400 U.S. Highway 19, Suite 225, Clearwater, Florida 34623.

                6. NAMES AND MAILING ADDRESSES OF DIRECTORS. The powers of the incorporator of the Corporation terminated upon the filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware and the names of the persons who serve as directors of the Corporation until their successors are elected and qualify are as follows:

                                Dr. Terek Diasti
                             25400 U.S. Highway 19
                                   Suite 225
                           Clearwater, Florida 34623





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                                Dr. Adam Diasti
                             25400 U.S. Highway 19
                                   Suite 225
                           Clearwater, Florida 34623

                7.        BOARD OF DIRECTORS.

                          A. NUMBER, CLASS AND TERM. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Immediately following the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, Terek Diasti was designated to serve as Class I director for a two-year term and Adam Diasti shall be designated to serve as Class II director for a three-year term. At each annual meeting of stockholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                          B. VACANCIES. Subject to the rights of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                          C. REMOVAL. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of Voting Stock (as defined in Section
         11); provided, however, that if a proposal to remove a director for cause is made by or on behalf of an Interested Stockholder (as defined in Section 11) or a director affiliated with an Interested Stockholder, then, such





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         removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares (as hereinafter defined). For the purposes of this Section 7(C), "Disinterested Shares" means, as to any Interested Stockholder, shares of Voting Stock held by stockholders other than such Interested Stockholder.

                          D. RIGHTS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 7 unless expressly provided by such terms.

                          E. BALLOT. Election of directors need not be by ballot unless the By-Laws so provide.

                          F. POWERS. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Restated Certificate of Incorporation, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Law so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

                          G. CHANGES. The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively referred to as a "Change") the By-Laws of the Corporation; provided, however, that any Change of the By-Laws must be approved either by (i) a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by a majority of the directors who are Continuing Directors (as defined in Section 11), or (ii) the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares of Voting Stock and, if the Change is proposed by or on behalf of an Interested Stockholder or a director affiliated with an Interested Stockholder, by the affirmative vote of the holders of a majority of the Disinterested Shares.

                8. COMPROMISE. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application (in a summary way) of the Corporation or of any creditor of receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-



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fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                9. WRITTEN ACTION. If the outstanding shares of the Common Stock are held of record by more than twenty-five (25) shareholders, then no action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

               10. LIABILITY FOR MONETARY DAMAGES. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment.

               11.        BUSINESS COMBINATION.

                          A. SPECIAL VOTE BY STOCKHOLDERS. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section 11(B) of this Restated Certificate of Incorporation, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                          B. REGULAR VOTE BY STOCKHOLDERS. The provisions of Section 11(A) of this Restated Certificate of Incorporation shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the





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         conditions specified in either of the following Section 11(B)(1) or
         (B)(2) are met, or in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the conditions specified in the following Section 11(B)(1) are met:

                                  (1)      The Business Combination shall have
                 been approved either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

                                  (2)      All of the following conditions
                 shall have been met:

                                        (a)     The aggregate amount of cash
                          and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under the following clauses
                          (i) and (ii): (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

                                        (b)     The aggregate amount of cash
                          and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under the following clauses (i), (ii) and
                          (iii): (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'





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                          fees) paid by or on behalf of the Interested
                          Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

                                        (c)     The consideration to be
                          received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

                                        (d)     After the Determination Date
                          and prior to the consummation of such Business
                          Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock) except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved





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                          by a majority of the Continuing Directors; and (iv)
                          such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving the effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                                  (e)      After the Determination Date, such
                          Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                  (f)      A proxy or information statement
                          describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                                  (g)      Such Interested Stockholder shall
                          not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

                 The provisions of this Section 11(B) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.





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                          C.      DEFINITIONS.  The following definitions shall
                 apply with respect to this Section 11:

                          (1)     The term "Business Combination" shall mean:
                 (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $1,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five percent (5%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-Laws or to this Restated Certificate of Incorporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
                 (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

                          (2) The term "Capital Stock" shall mean all Capital Stock of the Corporation authorized to be issued from time to time under Section 4 of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.





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                          (3)     The term "person" shall mean any individual,
                 firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                          (4) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or any stockholder of the Corporation prior to the adoption of this Restated Certificate of Incorporation) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate (other than any stockholder prior to the adoption of this Restated Certificate of Incorporation) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                          (5) A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to Section 11(C)(4) of this Restated Certificate of Incorporation, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Section 11(C)(5), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                          (6) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing of this Restated Certificate





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

                 of Incorporation with the Secretary of State of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                          (7) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in Section 11(C)(4) of this Restated Certificate of Incorporation, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                          (8) CONTINUING DIRECTOR. The term "Continuing Director means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                          (9) FAIR MARKET VALUE. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash;
                 (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                          (10) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections 11(B)(2)(a) and 11(B)(2)(b) of this Restated Certificate of Incorporation shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

                 (D) AUTHORITY. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this
         Section 11, on the basis of information known to them after reasonable inquiry, all questions arising under this Section 11, including, without limitation, (i) whether a person is an Interested Stockholder,
         (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an interested Stockholder, (v) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregated Fair Market Value of $1,000,000 or more and (vi) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

                 (E)      FIDUCIARY OBLIGATION.  Nothing contained in this
         Section 11 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                 (F) NO DUTY TO APPROVE. The fact that any Business Combination complies with the provisions of Section 11(B) of this Restated Certificate of Incorporation shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

                 (G) PROPOSED ACTION. For the purposes of this Section 11, a Business Combination or any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Section 11 (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

                 (H) AMENDMENT. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Section 11; provided, however, that this Section 11(H) shall not apply to, and such sixty-six and two thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 11(C)(8) of this Restated Certificate of Incorporation.

               12. SPECIAL MEETING OF STOCKHOLDERS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by a majority of the members of the Board of Directors; provided, however, that where a proposal requiring stockholder approval is made by or on behalf of an Interested Stockholder (as defined in Section 11 of this Restated Certificate of Incorporation) or director affiliated with an Interested Stockholder, or where an Interested Stockholder otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Continuing Directors (as defined in Section 11 of this Restated Certificate of Incorporation) shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval. Such special meeting may not be called by any other person or persons or in any other manner.

               13. CHANGES. The Corporation reserves the right to Change (as defined in Section 7 of this Restated Certificate of Incorporation) any provision contained in this Restated Certificate of Incorporation or in the By-Laws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to Change Sections 7, 8, 9, 10 and 12 of this Certificate of Incorporation.

         IN WITNESS WHEREOF, Coast Dental Services, Inc., has caused this Restated Certificate of Incorporation to be executed by Joseph R. Smith, its authorized officer, this 29th day of December, 1996.

                                        COAST DENTAL SERVICES, INC.


                                        By:    \s\ Joseph R. Smith
                                           ---------------------------------
                                               Joseph R. Smith
                                               Chief Financial Officer





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